EXHIBIT 10.14

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This First Amendment to the Executive Employment Agreement between the parties is dated as of January 2, 2006, between LINCOLN STATE BANK, A Wisconsin Corporation ("Employer") and CONRAD C. KAMINSKI (the "Executive"), a resident of the state of Wisconsin.

RECITALS

A.	The parties entered into an Employment Agreement dated January 2, 1996 (the "Agreement");

B.	The parties herewith desire to amend the Agreement in accordance with the terms of this First Amendment.

AGREEMENTS

In consideration of the promises and mutual covenants contained herein and in the Agreement, the parties agree as follows:

1.      The following Paragraphs of the Agreement shall be amended as follows:

A.
Paragraph Three, Position and Duties, shall be amended to provide that Executive shall cease serving in the capacity of President and Chief Executive Officer of Employer as of January 1, 2006 and shall serve in a capacity as described herein.  Executive shall assist and take direction from the Chairman / CEO of Merchants relating to duties involving sustaining and advancing the growth of Merchants through acquisition, the raising of capital resources and other related areas.  Executive shall also participate in activities involving relationships with investment bankers providing services to Merchants, as well as other activities which the Chairman / CEO of Merchants shall direct Executive to perform.  All other provisions of said Paragraph Three shall remain in force and be of their original affect.

2.      All other provisions of the Agreement shall remain in force and be of their original affect.

IN WITNESS WHEREOF, the undersigned have duly executed this First Amendment as of the date first above written.

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EXECUTIVE /s/ Conrad C. Kaminski Conrad C. Kaminski
LINCOLN STATE BANK By: /s/ Nicholas Logarakis Name: Nicholas Logarakis Title: Chairman of the Board of Directors

ASSIGNMENT OF EXECUTIVE EMPLOYMENT AGREEMENT

Lincoln State Bank, herein referred to as assignor, a Wisconsin corporation organized and existing under the laws of the State of Wisconsin, with its principal office located at 1000 North Water Street, Milwaukee, WI, for value received hereby assigns, orders, and transfers to Merchants and Manufacturers Bancorporation, Inc., a corporation organized and existing under the laws of the State of Wisconsin, with its principal office located at 5445 South Westridge Drive, New Berlin, WI, all the rights, title, and interest of assignor in and to the Executive Employment Agreement made as of January 2, 1996, between Assignor and Conrad C. Kaminski, said Executive Employment Agreement is incorporated in this assignment by reference.

The assignment shall be binding on and inure to the benefit of the parties to this assignment and their successors and assigns.

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IN WITNESS WHEREOF, Lincoln State Bank has caused this assignment to be executed at Milwaukee, WI, this 1st day of January, 2006.

LINCOLN STATE BANK

By: /s/ Nicholas Logarakis

ACCEPTANCE

Merchants and Manufacturers Bancorporation, Inc. assignees, named in the above assignment, accepts the above Executive Employment Agreement by assignment and agrees to each and all of the covenants and conditions in such Executive Employment Agreement.

MERCHANTS AND MANUFACTURERS
BANCORPORATION, INC.

By: /s/ Michael J. Murry

CONSENT OF EXECUTIVE

Conrad C. Kaminski, the named Executive in the above Executive Employment Agreement hereby consents to the above assignment and acknowledges the validity of the assignment under the terms and conditions of the Executive Employment Agreement.

/s/ Conrad C. Kaminski